Kansas City
                             Peterbilt


May 12, 1998

Marc Hirschmann
O.T.R. Express
P.O. Box 2819
Olathe, Ks.  66062


Dear Marc,

This letter is the formal quote per our conversation on 5/12/98. As we talked about, the prices on 78 new units and 78 trades are as follows:

  NEW UNIT PRICE (includes F.E.T.)      TRADE IN PRICE/UNIT

Option 1. - Same as 11/6/97 quote           $37,000.00/unit

Option 2. - Same as 11/6/97 quote plus      $38,000.00/unit
              $810.00 per unit.

Option 3. - Same as 11/6/97 quote plus      $39,000.00/unit
              $1,810.00 per unit.

These prices reflect the trade package of 28 Navistars (95 models), 30 Freightliners (95 & 96 models), and 20 Peterbilts (95 & 96 models).

    *Trade agreement per OTR Express 1998 Trade Terms and Conditions

    *Payment for new trucks must be received by Kansas City Peterbilt within fourteen days after Peterbilt Motors releases each new truck to the carrier for transport to Kansas City Peterbilt.

    *This quote is for 78 new units above the 50 option trucks.

    *Scheduling is for December thru April (pending Peterbilt Motors strike)



Sincerely,

/s/ Chris Geis

Chris Geis
Kansas City Peterbilt
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